UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2009

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 15, 2009, DARA BioSciences, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited investors in connection with the private issuance and sale to such investors of 3,433,884 Units (the "Private Placement"). Gross proceeds to the Company from this sale were $1,397,000, and net proceeds after placement agent fees were $1,298,180.

Each Unit consists of (1) one share of common stock and (2) one Warrant to purchase one share of common stock. The Units were issued and sold to investors at a price per Unit equal to the average of the closing sales price on the Nasdaq Capital Market for one share of common stock for the period of twenty (20) trading days ending on the last trading day prior to the date the investor executed the securities purchase agreement and deposited the purchase price. With this pricing mechanism, different investors paid different prices in the Private Placement depending on when they signed the Purchase Agreement and submitted their funds. Purchase prices ranged from $.39 to $.55 per Unit. Each Warrant has an exercise price equal to $.46, which was the consolidated closing bid price on the trading day prior to the closing date. The Warrants are exercisable beginning 12 months after the date of issuance with an expiration date of 5 years after the date of issuance. In addition to the Warrants issued to investors, the placement agents received a total of 151,848 Warrants.

The Company will use the net proceeds from the Private Placement for working capital. The Purchase Agreement contemplates a total potential offering of up to $5,000,000 of Units. If any additional Units are sold in the Private Placement, they will be sold at a subsequent closing which, if necessary, would take place only following shareholder approval as required by NASDAQ Marketplace Rule 5635(d).

The Company sold the Units to certain accredited investors without registration under the Securities Act of 1933, as amended (the "Act"), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the Units have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, investors who are not affiliates of the Company would be able to re-sell the shares of the Company's common stock acquired in the Private Placement following a six month holding period.

A copy of the form of Purchase Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. A copy of the form of Warrant is attached hereto as Exhibit 4 and is incorporated herein by reference.

The foregoing summaries of the Private Placement, the securities to be issued in connection therewith, the Purchase Agreement, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities

The information contained in "Item 1.01 - Entry Into a Material Definitive Agreement" is incorporated herein by reference.

Item 8.01.    Other Events

On June 16, 2009, the Company issued a press release with respect to the Units sold in the Private Placement. A copy of the press release is attached hereto as Exhibit 99 to this report and is incorporated by reference herein. The press release and the information contained in this Current Report on Form 8-K about the Private Placement do not constitute offers to sell or solicitations of offers to buy the Units or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The information contained in this Current Report on Form 8-K and in the press release is being disclosed pursuant to and in accordance with Rule 135c under the Act.

Item 9.01.    Financial Statements and Exhibits

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: June 16, 2009	By:	/s/ Richard A. Franco, Sr., R.Ph.
Richard A. Franco, Sr., R.Ph.
President

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release Issued by DARA BioSciences Inc. on June 16, 2009
EX-4.	Form of Warrant
EX-10.	Form of Securities Purchase Agreement